UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 [Amendment No. ______]

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Hampden Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 27, 2007

Dear Shareholder:

      You are cordially invited to attend a Special Meeting of Shareholders of Hampden Bancorp, Inc. to be held on January 29, 2008, at 2:00 p.m. Eastern Time, at the Sheraton Springfield Monarch Place Hotel, Springfield, MA 01144.

At the Special Meeting, you will be asked to approve our 2008 Equity Incentive Plan.

      It is important that your shares are represented at the Special Meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the Special Meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Thomas R. Burton
President and Chief Executive Officer

HAMPDEN BANCORP, INC.
19 Harrison Ave. Springfield, MA 01102 (413) 736-1812

Notice of Special Meeting of Shareholders

      On Tuesday, January 29, 2008, Hampden Bancorp, Inc. will hold a Special Meeting of Shareholders at the Sheraton Springfield Monarch Place Hotel, Springfield, MA 01144. The meeting will begin at 2:00 p.m., local time. At the meeting, the Shareholders will consider and act on the following:

1.	The approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

2.	The transaction of any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.

Only shareholders of record at the close of business on December 12, 2007 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

      Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

By Order of the Board of Directors

Thomas R. Burton
President and Chief Executive Officer

Springfield, MA
December 27, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO VOTE YOUR COMMON SHARES VIA MAIL BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

HAMPDEN BANCORP, INC.
PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hampden Bancorp, Inc. (the "Company") to be used at the Special Meeting of Shareholders of Hampden Bancorp, Inc. (the "Special Meeting"). We are the holding company for Hampden Bank. The Special Meeting will be held at Sheraton Springfield Monarch Place Hotel, Springfield, MA 01144 on Tuesday, January 29, 2008 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to shareholders of record on or about December 27, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

      You are entitled to vote your shares of our common stock if our records indicate that you held your shares as of the close of business on December 12, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

      As of the close of business on December 12, 2007, there were 7,949,879 shares of our common stock outstanding. Each share of common stock has one vote. As provided in Article Fourth of the our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. Our Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to us to enable the Board of Directors to implement and apply the limit.

Attending the Meeting

      If you were a shareholder as of the close of business on December 12, 2007, you may attend the Special Meeting. However, if you held your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of our common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

      A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

      If a quorum is present, approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan requires an affirmative vote of the holders of a majority of the total votes cast at the Special Meeting in person or by proxy. Votes that are withheld and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

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Voting by Proxy

      Our Board of Directors is sending you this proxy statement to request that you allow your shares of our common stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors. The Board of Directors recommends that you vote "FOR" the approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

      If any matters not described in this proxy statement are properly presented at the Special Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the Special Meeting is postponed or adjourned, your shares of our common stock may be voted by the persons named in the proxy card on the new meeting date as well, provided such new meeting occurs within 30 days of the Special Meeting and you have not revoked your proxy. We do not currently know of any other matters to be presented at the meeting.

      You may revoke your proxy at any time before the vote is taken at the Special Meeting. To revoke your proxy, you must either (i) advise our Corporate Treasurer (Robert Massey, Chief Financial Officer, Senior Vice President and Treasurer, Hampden Bancorp, Inc., 19 Harrison Avenue, Springfield, Massachusetts 01102) in writing before your common stock has been voted at the Special Meeting, (ii) deliver a later dated proxy or (iii) attend the meeting and vote your shares in person by ballot. Attendance at the Special Meeting will not in itself constitute revocation of your proxy.

If you hold our common stock in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.

Participants in the Hampden Bank Employee Stock Ownership Plan

      If you participate in the Hampden Bank Employee Stock Ownership Plan and Trust (the "ESOP"), you will receive vote authorization materials that will reflect all the shares that you may direct the ESOP trustee to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustee is January 18, 2008.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Officers, directors and employees of the Hampden Bancorp, Inc. and its subsidiaries have an interest in the matters being presented for shareholders approval at the Special Meeting. Assuming shareholder approval of the 2008 Equity Incentive Plan, officers, directors and employees of the Hampden Bancorp, Inc. and its subsidiaries may be granted equity-based awards under the plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Holders of Voting Securities of Hampden Bancorp, Inc.

      The following table provides information as of December 21, 2007, with respect to persons known by us to be the beneficial owners of more than 5% of the our outstanding common stock. Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition does not need to enjoy the economic benefits of such securities. The following are the only shareholders known to us to be a beneficial owners of 5% or more of our common stock as of December 21, 2007.

Name And Address of Owner	Shares of Common Stock	Percent of Class Ownership

First Bankers Trust Services, Inc. Trustee for The Hampden Bank Employee Stock Ownership Plan 19 Harrison Ave. Springfield, MA 01102	635,900 (1)	8.0%

Investors of America, Limited Partnership 135 North Meramec Avenue Clayton, MO 63105	610,000 (2)	7.7%

(1)

Reflects shares held in the ESOP for the benefit of our employees as of December 21, 2007. Includes 597,124 shares that have not been allocated to participants' accounts as of December 21, 2007. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. Under the terms of the ESOP, the Trustee has sole investment authority and shared voting authority over the shares in the ESOP. The Trustee, however, is subject to fiduciary duties under ERISA. The Trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

(2)	Based exclusively on Form 13D filed by Investors of America, Limited Partnership, on February 9, 2007, in which the filer claimed beneficial ownership of 610,000 shares.

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Stock Owned by Management of Hampden Bancorp, Inc.

      The following table provides information about our shares of common stock that may be considered to be owned by each director, by its named executive officers and by all directors and executive officers of the Hampden Bancorp, Inc. and its subsidiaries as a group as of December 21, 2007. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name and Principal Occupation of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Class Ownership

Thomas R. Burton President and Chief Executive Officer, Director	26,000 (3)	*
Donald R. Dupré Director, Corporate Secretary	5,100 (4)	*
Thomas V. Foley Director	10,000	*
Francis V. Grimaldi Director	10,000	*
Judith E. Kennedy Director	2,000	*
Richard J. Kos Director	14,746 (5)	*
Stanley Kowalski, Jr. Director	15,000	*
William D. Marsh III Senior Vice President	10,000	*
Robert A. Massey Chief Financial Officer, Senior Vice President and Treasurer	9,500 (6)	*
Robert J. Michel Senior Vice President	18,000 (7)	*
Kathleen O'Brien Moore Director	500	*
Arlene Putnam Director	1,360	*
Mary Ellen Scott Director	10,000	*
Linda M. Silva Thompson Director	9,600 (8)	*
Richard D. Suski Director	11,000 (9)	*
Glenn S. Welch Executive Vice President	12,100 (10)	*
Eddie Wright Director	1,000	*
Stuart F. Young, Jr. Chairman of the Board of Directors	30,000 (11)	*
All Directors and executive officers as a group (18)	195,906	2.46%

(footnotes on following page)

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*	Less than 1% of common stock outstanding
(1)	The address of each beneficial owner listed above is c/o Hampden Bancorp, Inc., 19 Harrison Ave., Springfield, MA 01102.
(2)

Based on information provided by the respective beneficial owners and on filings with the SEC made pursuant to the Exchange Act. "Shares of Common Stock Beneficially Owned" include shares held directly or indirectly, including (a) shares held in joint tenancy or tenancy in common, and (b) shares allocated to the account of the individual through deferred compensation or employee benefit plans of the Hampden Bancorp, Inc. or Hampden Bank. Each person whose shares are included herein is deemed to have sole or shared voting and investment power as to the shares reported, except as otherwise indicated.

(3)	Shares reported as beneficially owned by Mr. Burton include 5,000 shares owned by Mr. Burton's wife and 13,000 shares held in a 401(k) plan.
(4)	Shares reported as beneficially owned by Mr. Dupré include 100 shares owned by Mr. Dupré's wife.
(5)	Shares reported as beneficially owned by Mr. Kos include 7,373 shares owned by Mr. Kos' wife.
(6)	Shares reported as beneficially owned by Mr. Massey include 9,000 shares held in a 401(k) plan.
(7)	Shares reported as beneficially owned by Mr. Michel include 500 shares owned by Mr. Michel's wife and 5,000 shares held in a 401(k) plan.
(8)	Shares reported as beneficially owned by Ms. Silva Thompson include 400 shares owned by Ms. Silva Thompson's husband, and 300 shares held by Ms. Silva Thompson's minor children.
(9)	Shares reported as beneficially owned by Mr. Suski include 2,000 shares owned by Mr. Suski's wife.
(10)	Shares reported as beneficially owned by Mr. Welch include 100 shares held by Mr. Welch's minor children and 12,000 shares held in a 401(k) plan.
(11)	Shares reported as beneficially owned by Mr. Young include 10,000 shares owned by Mr. Young's wife.

_____________________________

PROPOSAL -- APPROVAL OF THE HAMPDEN BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

General

      On December 19, 2007, our Board of Directors adopted, subject to shareholder approval, the Hampden Bancorp, Inc. 2008 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to allow the Hampden Bancorp, Inc. and its affiliates to attract and retain superior employees, directors and consultants by providing incentive compensation in the form of a proprietary interest in Hampden Bancorp, Inc.

      The Board believes that implementing an equity compensation program is an important competitive tool that will help align our interests of Hampden Bancorp, Inc. (or affiliate) employees, directors and other service providers with our shareholders. The Board is asking shareholders to approve the Plan and the reservation of 1,112,983 shares of our common stock for issuance thereunder. The following description of the Plan is a summary of its terms and is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached hereto as Exhibit A.

Summary of the Plan

      Type of Equity Awards. The Plan provides for the grant of Non-Qualified Stock Options ("NQOs"), Incentive Stock Options ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended ("Code") (together, "Options") and shares of our common stock ("Stock Grants") (collectively, "Awards").

      Administration. It is anticipated that the Plan will be administered by a Committee appointed by our Board of Directors. The Committee will consist of two or more "independent" directors of Hampden Bancorp, Inc. The Committee has authority to interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and determine the participants to whom Awards will be granted, the type and amount of the Awards and the terms and conditions applicable to such grants. The Committee also has the authority to determine all questions relating to Awards under the Plan. Decisions, interpretations and other actions of the Committee are final and binding on all persons.

      Participants. All employees and outside directors of Hampden Bancorp, Inc. and its subsidiaries to whom the Committee grants eligibility, are eligible to participate in the Plan. In addition, if permitted by the Committee,

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consultants of Hampden Bancorp, Inc. and its affiliates are eligible to receive Awards. Only employees of Hampden Bancorp, Inc. or any affiliate are eligible to receive ISOs.

      Number of Shares of Common Stock Available. Subject to adjustment as provided in the Plan, the aggregate number of shares of our common stock reserved for issuance of Awards under the Plan is 1,112,983, which is equal to 14% of the outstanding shares following our initial public offering. It is anticipated that of this number, a maximum of 794,987 shares will be issued in the form of Options, and 317,996 shares will be issued in the form of Stock Grants, unless the Committee determines that grants in excess of such limitations comply with applicable law in effect as of the time of grant. Also, unless the Committee determines that applicable regulations permit larger grants, it is anticipated that (i) grants to each employee and each non-employee director will not exceed 25% and 5%, respectively, of the Plan's share reserve and (ii) grants to all outside directors as a group will not exceed 30% of the Plan's share reserve. The Committee may not grant Awards exceeding the Plan's aggregate share limit.

      Shares reserved under the Plan may be either authorized but unissued shares, or reacquired shares held by us. Any Shares subject to an Award that expires or otherwise terminates unexercised will generally again be available for issuance under the Plan other than shares tendered by a participant as full or partial payment for the exercise of an Option, shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m) and shares withheld by or otherwise remitted to satisfy a participant's tax withholding obligations on an Award.

Stock Option Grants. Each Option granted under the Plan is subject to a written stock option agreement between the participant and us and is subject to the following terms and conditions:

      Exercise Price. The exercise price of each ISO or NQO is determined by the Committee. The exercise price for an ISO will not be less than the fair market value of the common stock on the grant date (or 110% of the fair market value of the common stock in the case of an ISO granted to a 10% shareholder of our common stock). The exercise price of an NQO will not be less than 100% of fair market value of the common stock on the grant date, except that the Committee may grant options with a lower price if the Board determines that such grants comply with applicable law.

      Exercise of an Option. Each Option agreement will specify the term of the Option and the date when the Option becomes exercisable. The Plan provides that in no event may an Option be exercised more than ten (10) years after the date of grant or five (5) years from the date of grant in the event of an ISO granted to a 10% shareholder. It is anticipated that Options shall not vest more rapidly than 20% per year over five years from the date of grant, except vesting under the Plan may accelerate in the event of death, disability or change in control.

      Form of Consideration. The means of payment for shares issued upon exercise of an Option is specified in each option agreement. Payment may generally be made in the form of cash, common stock or other consideration, including a cashless exercise arrangement, or a combination of the foregoing.

      Termination of Employment. Upon termination of employment, an option holder is entitled to exercise any vested Options for a period stated in the option agreement or until the expiration period of the option, if shorter. It is anticipated that the post-termination exercise period for vested Options will be three months for terminations other than for retirement, death, disability or Termination for Cause (as defined in the Plan). It is anticipated that vested Options generally will remain exercisable for three years in the event of termination due to retirement; under the Plan vested Options generally will remain exercisable for one year for termination due to death or disability; and all rights with respect to an Option will expire immediately in the event of termination for Cause. Upon termination of service for retirement, a participant's unvested Options are forfeited. Service will not be deemed terminated due to retirement if a participant continues in service as a member of the Board of Directors, a director emeritus or as a consultant.

      Section 162(m) Share Limit. In order that Options may qualify as performance-based compensation under Code Section 162(m), no participant may be granted Options to purchase more than 280,000 shares in any calendar year.

Stock Grants. The Committee may make Stock Grants of our common stock to eligible individuals pursuant to award agreements between the participant and us subject to the following provisions:

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      Vesting. The Committee determines the schedule upon which Stock Grants vest, which may consist of time-based or performance-based vesting. It is anticipated that Stock Grants shall not vest more rapidly than 20% per year over five years from the date of grant, except vesting may accelerate under the Plan in the event of death, disability or change in control.

      Termination of Service. Upon termination of service, other than for disability, death or retirement, a participant's unvested Stock Grants as of the termination date are forfeited. The Plan provides that all Stock Grants immediately vest upon termination in the event of disability or death. Upon termination of service for retirement, a participant's unvested Stock Grants also are forfeited. However, service will not be deemed terminated due to retirement if the participant continues in service as a member of the Board of Directors, a director emeritus, or as a consultant.

      Dividends and Voting. When Shares are distributed in accordance with the Plan, the recipients will also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings, minus any required tax withholding amounts. Prior to vesting, recipients of Stock Grants may direct the voting of shares of common stock granted to them and held in the trust. Shares held by the Plan trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Stock Grants.

      Transferability of Awards. Under the Plan, Awards (other than ISOs) are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Committee, a participant may transfer an Award for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Committee. ISOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

      Effect of a Change in Control. In the event of a change in control of Hampden Bancorp, Inc. (as defined in the Plan), each outstanding Award under the Plan will immediately become fully vested. Each Option will be exercisable for the remainder of its term, unless otherwise modified as allowed under the Plan.

      Adjustments for Change in Capitalization. The Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting our capital structure, or a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division or similar event affecting us, the Committee shall in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share reserve, the share limitations described above, and the purchase price and number of shares subject to outstanding equity or equity-based awards.

      Term of the Plan. The Plan will only be effective if approved by our shareholders. If approved, the Plan will be effective on the date of approval and will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

Amendment of the Plan. The Plan allows the Board to amend the Plan without shareholder approval, unless such approval is required to comply with a tax law or regulatory requirement.

      New Plan Benefits. We anticipate that Awards will primarily be made to employees and non-employee directors on or after the effective date of the Plan, as the Committee deems appropriate. However, as of the date of this proxy statement, no specific determinations have been made regarding any future grants under the Plan.

      Federal Tax Aspects. The following description of the tax consequences of Awards under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

      There are generally no federal income tax consequences either to the participant or us upon the grant of an ISO or NQO. On the exercise of an ISO during employment or within three months thereafter, the optionee will generally not recognize any ordinary income and we will not be entitled to any deduction. However, the difference

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between the exercise price and the market value of our common stock on exercise of an ISO will be an item of adjustment for alternative minimum tax purposes. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary compensation income, and we will be entitled to a deduction in the same amount, equal to the excess of the fair market value of the shares on the date of exercise over the Option price (limited generally to the gain on the sale). The income will not be subject to employment tax withholding. The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods mentioned above, we will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

      On exercise of an NQO, the excess of the date-of-exercise fair market value of the shares acquired over the Option price will generally be taxable to the optionee as ordinary compensation income and deductible in the same amount by us. If the participant is an employee, the income will be subject to applicable employment tax withholding. The disposition of shares acquired upon the exercise of a NQO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for us.

      For Stock Grants, the recipient is deemed to receive ordinary income equal to the fair market value of the underlying Shares on the date the restrictions lapse plus the amount of any dividends and earnings paid on such shares. We are permitted a commensurate compensation expense deduction for income tax purposes.

      Generally, we will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income the participant recognizes; however, section 162(m) of the Code generally disallows a public company's tax deduction for compensation in excess of $1 million paid in any taxable year to a Covered Employee.

The Board of Directors recommends that you vote "FOR" the approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Overview

      Our Board of Directors, through our Compensation Committee, is responsible for establishing and administering our executive compensation program. The Compensation Committee, consisting of Stuart Young, Stanley Kowalski, Jr., and Mary Ellen Scott, in accordance with the Compensation Committee charter, annually reviews the executive compensation program and recommends to the Board for its approval appropriate modifications to the senior executive compensation packages, including specific amounts and types of compensation used. Each member of the Compensation Committee is independent. The Compensation Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Compensation Committee's expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program.

Our executive compensation program is designed to:

* Attract, motivate and retain key executive officers; and

* Focus the executives' efforts on our primary goals and objectives, which are intended to promote long-term business success and increased shareholder value.

      We believe that an effective compensation program should create a strong link between an executive's total earnings opportunity and our short-term and long-term performance, which is established by basing a portion of compensation on the achievement of predetermined financial targets and operational goals and retirement plans to meet its objectives. Levels of individual compensation vary based on each officer's experience, responsibility for implementing and advancing our business strategies.

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      In addition to a competitive base salary to attract and retain talented executives, we have established an annual cash incentive plan to reward the executive management team for attaining specific goals and objectives designed to align the executive with our strategic goals. Subject to shareholder approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan, we plan on offering equity-based compensation that encourages the executive officers to focus on maximizing shareholder wealth long-term and allows them to participate in our growth and financial success. We also believe that a retirement plan for our executive officers is an important part of the total compensation package and provides a mechanism for attracting and retaining superior executives in these key positions.

Compensation Committee

      The Compensation Committee is responsible for administering our executive compensation program. In conjunction with management and the Board of Directors, the Compensation Committee develops our compensation plans. Relying on these plans, the Compensation Committee determines the annual compensation of the named executive officers. The Committee reviews recommendations from the CEO regarding compensation of the named executive officers and recommends final compensation packages to the full Board for final approval.

      The Compensation Committee uses its own criteria, coupled with a peer comparison based on similar companies, to establish the CEO's and other executive officer's base salary. A peer comparison compiled by an independent outside consultant is used to determine the compensation of all other employees. The above process is repeated for determining a fair compensation for all members of the Board of Directors and their committees. The Compensation Committee employs an outside compensation consultant, Thomas Warren of Thomas Warren & Associates, Inc., Sherborn, Massachusetts, to assist in the evaluation. The Compensation Committee maintains the authority to approve fees and other retention terms with respect to such compensation consultant.

Management

      The CEO annually presents to the Committee, for their review and approval, his self-evaluation and an assessment of other executive officers, including each individual's accomplishments, and individual and corporate performance relative to the approved incentive plan. The Committee has discretion to adjust the CEO's recommendations, but generally has approved his recommendations for executive officers.

Tax and Accounting Considerations

      In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

      We attempt to maximize the tax benefits related to compensation expense, however, tax considerations are not a compelling factor in determining compensation. The Compensation Committee intends all compensation to be compliant under Rule 162(m) of the Internal Revenue Code to permit us to realize tax benefits of all compensation paid to the named executive officers; however, none of the officers currently receive compensation close to the $1,000,000 threshold. Additionally, employment agreements with executives provide for the reduction of payments in the event of a change in control should such payments constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Elements of Compensation

The compensation package for executive officers is comprised of three main components: Base Salary, Incentive Plan, and Retirement Benefits.

      Base salaries are intended to be competitive relative to similar positions at companies of comparable size in our business so that we may attract and retain high quality employees. The Compensation Committee has the discretion to adjust salaries based on skill level of the executive. The Compensation Committee has not established a

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targeted percentile relative to similarly sized financial institutions for base salary or for overall compensation. In 2007, the Compensation Committee reviewed the survey data provided and determined that salary levels and total compensation were competitive

      We have adopted an annual incentive plan that provides for a variable cash payment opportunity based on individual and Company performance. The bonus plan compensates executives for obtaining short-term goals and objectives, which the Compensation Committee designs to promote long-term growth and enhanced shareholder value. The Compensation Committee selects objective criteria, primarily financial results, at the beginning of the year based on our profit plan targets and also subjective criteria, often based on our specific business goals for the year. For 2007, the objective and financial performance criteria included:

*	Net income and earnings per share;

*	Deposit growth;

*	Loan quality (measured by delinquency rates);

*	Loan production; and

*	Satisfactory regulatory compliance.

      In 2007, the Compensation Committee reviewed the current compensation packages of the named executives in the context of the year's performance and determined the appropriate incentive amount based on the established performance criteria under the incentive plan. The Compensation Committee analyzed the entire compensation package, including perquisites, health, medical and life benefits, retirement benefits, valuation of equity compensation and the cost of each to us.

Retirement Benefits

      Retirement benefits have become an important element of a competitive compensation program for attracting senior executives, especially in the financial services industry. Prior to our conversion to stock ownership, we froze our defined benefit pension plan as of November 1, 2006 and have voted to terminate the plan and distribute out the vested benefits, which is expected to occur in the first or second quarter of 2008. Our executive compensation program currently includes (i) a 401(k) plan which enables our employees to supplement their retirement savings with elective deferral contributions with matching contributions by us at specific levels, and (ii) an employee stock ownership plan that allows participants to accumulate retirement benefits in employer stock at no cost to the participant. Also, all of our named executive officers have Executive Salary Continuation Arrangements, or ESCAs. The ESCAs provide a benefit based on years of service and final average compensation. See "-Pension Benefits" and "-Executive Salary Continuation Arrangements." We have also entered into split dollar life insurance arrangements with Messrs. Burton and Michel, which provide for a death benefit. Such arrangements include a provision that a portion of the premium obligation is funded or forgiven if such persons remain an employee of Hampden Bank in good standing until a designated retirement date. See "-Split Dollar/Salary Continuation Plans" below.

Stock-Based Incentive Plan

      Subject to shareholder approval, we intend to implement a stock-based incentive plan that will provide for grants of stock options and restricted stock. We expect that, following our implementation of this equity compensation program, our Compensation Committee's grant-making process will be independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, we expect that the release of material nonpublic information will never be timed with the purpose or intent to affect the value of executive compensation.

The equity compensation program will comply with all applicable Massachusetts Commissioner of Banks and FDIC regulations.

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Employment Agreements

      We have entered into employment agreements with each of Messrs. Burton and Welch (the "Executive" or "Executives"). Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable and competent management base. Under the agreements, which have essentially identical provisions, Hampden Bancorp will make any payments not made by Hampden Bank under its agreement with the executives, but the executives will not have duplicative payments.

      The initial term of the agreements with both Mr. Burton and Mr. Welch is three years. In each case, the term automatically extends at the conclusion of the initial term for a successive term of three years, unless notice not to renew is given by either party, or unless the agreement is earlier terminated by the parties. Following termination of the Executive's employment, the Executive must adhere to non-competition and non-solicitation restrictions for one year. The employment agreements provide that each Executive's base salary will be reviewed annually. The base salaries that are effective for such employment agreements for Messrs. Burton and Welch are $265,000 and $160,000, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to Executive personnel. The employment agreements provide for termination by Hampden Bank or Hampden Bancorp for "cause," as defined in the employment agreement, at any time. If Hampden Bank or Hampden Bancorp chooses to terminate an Executive's employment without "cause," or if an Executive resigns from Hampden Bank or Hampden Bancorp with "good reason" as defined in the employment agreement, the Executive will receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the employment agreement, the benefits that he would have received under any retirement programs in which he participated for the remaining term of the employment agreement, and the right to continue to participate in any benefit plans of Hampden Bank that provide life insurance for the remaining term of the employment agreement. In addition, Hampden Bank and/or Hampden Bancorp would also continue and/or pay for the executive's health and dental coverage for 18 months or at such earlier date as the Executive becomes eligible for coverage under another employer's group coverage. The agreement with Mr. Burton also provides him with a disability benefit equal to 100% of the Executive's bi-weekly rate of base salary as of his termination date. Disability payments are reduced by any disability benefits paid to Mr. Burton under any policy or program maintained by Hampden Bank and/or Hampden Bancorp. Mr. Burton will cease to receive disability payments upon the earlier of: (1) the date an Executive returns to full-time employment; (2) the death of the Executive; (3) Executive's attainment of age 65; or (4) the expiration of the Executive's employment agreement.

      The agreements also provide certain termination and change in control benefits and payments described below in "-Potential Payments On Termination or Change In Control." Under the employment agreements, in the event of a change in ownership or control within the meaning of section 409A of the Internal Revenue Code, if the Executives are offered employment with Hampden Bank or its successor that is comparable in terms of compensation and responsibilities, and the Executives stay for six months after the change in ownership or control is completed, the executives shall receive a lump sum payment in the amount of three months base salary. In addition, under the agreements, if within the period ending two years after a change in control (defined in the agreements), Hampden Bank or Hampden Bancorp terminates the Executive without "cause" or the Executive resigns with "good reason", Mr. Burton would be entitled to a severance payment equal to three times the average of his annual compensation for the five preceding taxable years and Mr. Welch would be entitled to a severance payment equal to two times the average of his annual compensation for the five preceding taxable years. Hampden Bank and/or Hampden Bancorp would also continue and/or pay for the Executive's health and dental coverage for 18 months or at such earlier date as the Executive becomes eligible for coverage under another employer's group coverage. Mr. Burton further would continue to participate in any benefit plans that provided life insurance and would receive the benefits he would have received under any retirement programs in which he participated for 36 months following his termination of employment (other than where prohibited by express plan terms, or by applicable law). Mr. Welch would continue to participate in any benefit plans that provided life insurance and would receive the benefits he would have received under any retirement programs in which he participated in for 24 months following his termination of employment. Under the terms of the employment agreements, if the severance and other benefits provided for in the agreements or otherwise payable to the executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, then the executive's severance benefits will be either: (a) delivered in full, or

11

(b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

Change in Control Agreements

      We have entered into change in control agreements with Messrs. Massey, Marsh and Michel. Each change in control agreement has a two-year term, which the Board of Directors of Hampden Bank may extend for an additional year. Under the agreements, in the event of a change in ownership or control within the meaning of section 409A(a)(2)(A)(v) of the Internal Revenue Code, if the employee covered by the agreement is offered employment with Hampden Bank or its successor that is comparable in terms of compensation and responsibilities, and the employee stays for six months after the change in ownership or control is completed, the employee shall receive a lump sum payment in the amount of three months base salary. If, within a period ending two years after a change in control (defined in the agreement), Hampden Bank or Hampden Bancorp or their successors terminates the employment of an individual who has entered into a change in control agreement without "cause" (defined in the agreement), or if the individual voluntarily resigns with "good reason" (defined in the agreement), the individual will receive a severance payment under the agreements equal to one times the individual's average annual compensation for the five most recent taxable years, except for Mr. Michel, who will receive a severance payment under his agreement equal to two times his average annual compensation for the five most recent taxable years. Hampden Bank will also continue health, dental and disability benefit coverage for 18 months following termination of employment. The agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G of the Internal Revenue Code, which provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control.

Split Dollar/Salary Continuation Plans

      We have entered into split-dollar life insurance agreements with Messrs. Burton and Michel under which we advance premiums to fund life insurance policies that are owned by the executive. The policies are collaterally assigned to Hampden Bank to secure the repayment of premiums upon termination of employment. At the time that it entered into the split dollar agreements, Hampden Bank also entered into salary continuation agreements with each of Messrs. Burton and Michel under which a portion of the premium obligation is funded or forgiven if the executive remains an employee of Hampden Bank in good standing until a designated retirement date or is terminated in connection with a change in control. Provided that Messrs. Burton and Michel remain employed by Hampden Bank until March 14, 2012, in the case of Mr. Burton, and April 5, 2014 in the case of Mr. Michel, each is provided a lump sum payment under his salary continuation agreement. The lump sum benefits under the salary continuation agreements are $746,000 for Mr. Burton, and $409,000 for Mr. Michel.

Executive Salary Continuation Arrangements

      We have entered into non-qualified deferred compensation agreements (referred to as "Executive Salary Continuation Agreements") with Messrs. Burton, Michel, Marsh, Massey, and Welch for the purpose of supplementing retirement benefits provided under the Bank's Pension Plan. Benefits are expressed as a life annuity with annual payments of $30,000, except for Mr. Burton, whose benefits are expressed as a life annuity with annual payments of $95,000, and Mr. Welch, whose benefits are expressed as a life annuity with annual payments of $60,000. Benefits under these agreements may be funded under a "rabbi" trust. The agreements provide that the executives will receive a monthly supplemental retirement income benefit until the death of the executive following retirement at or after age 65, except for Mr. Michel, which is at or after age 62. In the event an executive dies prior to retirement, a pre-retirement death benefit is paid to his beneficiary. The agreements also provide for a benefit in the event an executive terminates service with Hampden Bank, voluntarily or involuntarily, prior to attaining retirement age for reasons other than cause (as defined in the agreements), including a change in control. Under these circumstances, the executive will receive a monthly annuity based on his account balance as of his termination date. If an executive's service with us is terminated due to a disability before he attains age 65, the executive will immediately receive the retirement as if he had reached retirement age. We will make any necessary amendments to

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these arrangements prior to December 31, 2008, in order to ensure the agreements comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other Internal Revenue Service guidance issued thereunder. Hampden Bank entered into a grantor or "rabbi" trust agreement with an independent trustee. The grantor trust has been established to hold assets that Hampden Bank may contribute for the purpose of making benefits payments under the ESCAs. Funds held in the trust remain at all times subject to the claims of Hampden Banks' creditors in the event of Hampden Bank's insolvency.

Summary Compensation Table

The following table summarizes compensation earned by our named executive officers in the last fiscal year.

Name	Year	Salary	Bonus	Change in Pension Value(1)	All Other Compensation(2)	Total

Thomas R. Burton President and Chief Executive Officer	2007	$254,000	$ -	$179,574	$37,282	$470,856

Robert A. Massey Chief Financial Officer and Senior Vice President	2007	$113,000	$ -	$ 51,197	$ 3,912	$168,109

Glenn S. Welch Executive Vice President	2007	$150,308	$ -	$ 26,614	$ 4,381	$181,303

William D. Marsh III Senior Vice President	2007	$129,000	$6,350	$ 43,718	$ 2,874	$181,942

Robert J. Michel Senior Vice President	2007	$118,000	$5,800	$ 86,943	$18,321	$229,065

(1)

This column represents the sum of the change in pension value in fiscal 2007 for each of our named executives under the Hampden Bank Savings Bank Employees Retirement Association and the Executive Salary Continuation Arrangements. See "Pension Benefits" for additional information including the present value assumptions used in calculating the benefits.

(2)

Details of the amounts reported in the "All Other Compensation" column for fiscal 2007 are provided in the table below. Amounts do not include perquisites, which did not total in the aggregate more than $10,000 for any of the named executive officers.

	Mr. Burton	Mr. Massey	Mr. Welch	Mr. Marsh	Mr. Michel

Employer contributions to 401(k) Plan	$ 8,366	$3,912	$4,381	$2,874	$ 4,321
Imputed income under split dollar agreements	$28,916	$ -	$ -	$ -	$14,000

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Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation earned by our named executive officers during the last fiscal year.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($) (1)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distrbutions ($)	Accumulated Benefit at June 30, 2007 ($)

Thomas R. Burton	$ -	$131,276	$ -	$ -	$718,733
Robert A. Massey	$ -	$ 13,673	$ -	$ -	$ 41,188
Glenn S. Welch	$ -	$ 6,247	$ -	$ -	$ 13,819
William D. Marsh III	$ -	$ 17,887	$ -	$ -	$ 53,789
Robert J. Michel	$ -	$ 34,372	$ -	$ -	$175,150

(1)	Represents amounts contributed by us for the ESCAs and the split dollar/salary continuation agreements.
(2)	All amounts representing contributions by us are included in the Summary Compensation Table.

Pension Benefits

The following table presents pension benefits for our named executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Thomas R. Burton	Hampden Bank Savings Bank Employees Retirement Association	13.08	$421,928	$ -

Robert A. Massey	Hampden Bank Savings Bank Employees Retirement Association	15.08	$189,533	$ -

Glenn S. Welch	Hampden Bank Savings Bank Employees Retirement Association	8.33	$ 69,277	$ -

William D. Marsh III	Hampden Bank Savings Bank Employees Retirement Association	11.08	$137,994	$ -

Robert J. Michel	Hampden Bank Savings Bank Employees Retirement Association	32.58	$320,419	$ -

(1)

The present value has been calculated assuming the named executives will remain in service until normal retirement age (65), the age at which retirement may occur without any reduction in benefits. The post-retirement mortality assumptions are based on the GAM mortality table projected five years and an interest rate of 4.85%. The accumulated benefit under the defined benefit pension plan is based on service and earnings considered by the plan for the period through June 30, 2007.

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Benefit Plans

Pension Plan

      Prior to the conversion, we maintained the Savings Bank Employees Retirement Association, or SBERA, pension plan (the "Pension Plan") for eligible employees. Prior to the completion of the conversion on January 16, 2007, we froze the Pension Plan, effective with the close of the plan year ending November 1, 2006, at which point no further benefits would accrue to plan participants. In the third quarter of fiscal 2007, we voted to terminate the plan with final settlement, including the distribution of all plan assets, which is scheduled to be completed in the first or second quarter of fiscal 2008. A participant's benefits under the Pension Plan will not be increased for service performed or compensation paid after such date. Our Board of Directors has voted to terminate the Pension Plan subject to an IRS determination letter. For information relating to retirement benefits pursuant to the terms of Executive Salary Continuation Arrangements, see "Compensation Discussion and Analysis-Executive Salary Continuation Agreements."

401(k) Plan

      We sponsor the Hampden Bank SBERA 401(k) Plan, a tax-qualified defined contribution plan, for all of our employees who have satisfied the plan eligibility requirements. Employees who have attained age 21 may begin deferring compensation as of the first day of the month following the completion of twelve months of employment with Hampden Bank. The 401(k) Plan permits each participant to make pre-tax salary deferrals in an amount up to 75% of compensation. Participants in the 401(k) Plan may modify the amount contributed to the 401(k) Plan, effective on the first day of the month, by filing a new deferral agreement with the plan administrator at least 15 days prior to the effective date of the modification. We have discretion under the 401(k) Plan to make matching contributions. We contribute an amount equal to 3% of each employee's compensation for the plan year to their participation account and will make matching contributions equal to 50% of the first 2% of each participant's deferred compensation for the plan year.

Employee Stock Ownership Plan

      In connection with the conversion, Hampden Bank authorized the adoption of an employee stock ownership plan for eligible employees of Hampden Bank. Eligible employees who have attained age 21 and have been employed by us for three months at the closing date of the conversion are eligible to participate in the plan. Thereafter, new employees of Hampden Bank who have attained age 21 and completed 1,000 hours of service during a continuous 12-month period are eligible to participate in the employee stock ownership plan as of the first entry date following completion of the plan's eligibility requirements.

      Participants vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with Hampden Bank over a five-year period. A participant will become fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are generally distributable over a period of time upon a participant's separation from service. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

      Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

      The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employment Retirement Income Security Act of 1974, as amended. We intend to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan.

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Potential Payments On Termination Or Change In Control

      The following table shows the potential payments and benefits under our compensation and benefit plans and arrangements to which named executive officers would be entitled upon termination of employment, a change in control of us, or a change in the executive's responsibilities. For each executive, it is assumed that the triggering event or events occurred on June 29, 2007 (which was the last business day of our most recently completed fiscal year). For information relating to our employment and change of control agreements with our named executive officers, see "Compensation Discussion and Analysis-Employment Agreements," "-Change In Control Agreements," "-Split Dollar/Salary Continuation Plans," and "-Executive Salary Continuation Arrangements."

	Thomas R. Burton	Robert A. Massey	Glenn S. Welch	William D. Marsh III	Robert J. Michel

Disability

Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387

Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

Death

Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387

Lump Sum - Life Insurance	$1,050,000	$400,000	$400,000	$400,000	$400,000

Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

Discharge Without Cause or Resignation With Good Reason - No Change In Control

Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387

Lump Sum - Cash Payment	$ 684,583	$ -	$413,333	$ -	$ -

Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

Discharge Without Cause or Resignation With Good Reason - Change In Control Related

Lump Sum - Executive Salary Continuation Arrangements	$ 362,102	$ 41,188	$ 13,819	$ 53,789	$ 61,387

Lump Sum - Cash Payment	$ 792,671	$113,623	$268,887	$133,238	$246,681

Health Insurance	$ 15,041	$ 15,041	$ 15,041	$ 15,041	$ 15,041

Split Dollar/Salary Continuation	$ 346,992	$ -	$ -	$ -	$126,000

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Directors' Compensation

The following table presents director compensation for the fiscal year ended June 30, 2007.

Name	Fees	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	Total

Donald R. Dupre	$13,117	$12,478	$25,595

Thomas V. Foley	$ 8,567	$ 5,764	$14,331

Francis V. Grimaldi	$14,567	$13,335	$27,902

Judith E. Kennedy	$ 9,217	$ 6,735	$15,952

Richard J. Kos	$10,667	$ -	$10,667

Stanley Kowalski, Jr.	$14,217	$11,732	$25,949

Kathleen O'Brien Moore	$ 8,667	$ 887	$ 9,554

Mary Ellen Scott	$11,617	$10,200	$21,817

James L. Shriver	$ 9,417	$ 2,740	$12,157

Linda M. Silva Thompson	$ 8,667	$ -	$ 8,667

Eddie Wright	$ 7,767	$ 4,910	$12,677

Stuart F. Young, Jr.	$13,783	$ 1,972	$15,755

(1)

Represents contributions by us. Hampden Bank has entered into non-qualified supplemental retirement plans with each of its non-employee directors that pay benefits in the form of a 10-year, term certain annuity in an annual amount of up to 50% of their annual director's fees. Benefits are also paid in the case of death and disability and there is a reduced benefit that is paid in case of certain termination of service prior to retirement.

      Each of our non-employee directors of Hampden Bancorp receives $950 per meeting of the Board of Directors. In addition, each member of a committee of either Hampden Bancorp or Hampden Bank receives $550 per meeting, except that Audit Committee members will receive $650 per meeting and the chairman will receive $750 per meeting. In addition, each non-employee director receives a stipend of $550 per meeting for training.

      Non-employee directors receive an $8,000 annual retainer and the chairman receives a $10,000 annual retainer. It is anticipated that the Board of Directors of Hampden Bank and Hampden Bancorp will each meet six times a year. In the event that the Hampden Bancorp board meets immediately before or after a Hampden Bank board meeting the directors will not receive compensation with respect to the Hampden Bancorp meeting.

Compensation Committee Interlocks and Insider Participation

      The members of our Compensation Committee are Stuart Young, Stanley Kowalski, Jr. and Mary Ellen Scott. No person now serving as a member of the Compensation Committee is a current or former officer or employee of Hampden Bancorp or Hampden Bank or engaged in certain transactions with Hampden Bancorp or Hampden Bank that are required to be disclosed by SEC regulations. Additionally, there are no compensation committee "interlocks," which generally means that no executive officer of Hampden Bancorp or Hampden Bank served as a

17

director or member of the compensation committee of another entity, one of whose executive officers serves as a director or member of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From time to time, we make loans to our directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

      The Sarbanes-Oxley Act generally prohibits loans by Hampden Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Hampden Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Hampden Bank is, therefore, prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Hampden Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Policies and Procedures Regarding Transactions with Related Persons

      Our Audit Committee Charter has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the SEC. Pursuant to the charter, unless otherwise reviewed by a committee of independent directors, the Audit Committee shall approve all related party transactions.

Shareholder Communications

We encourage shareholder communications to the Board of Directors and/or individual directors. Shareholders who want to communicate with the Board of Directors or any single director can write to:

Hampden Bancorp, Inc. Chairman of the Board of Directors 19 Harrison Ave. Springfield, MA 01102

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Miscellaneous

      We will pay the cost of this proxy solicitation. We have engaged the proxy solicitation services of
Morrow & Co., Inc. as our proxy solicitor. For its services, Morrow & Co., Inc. will receive a fee of approximately $11,500. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our beneficial owners. Additionally, our directors, officers and other employees may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

      If you and others who share your address own your shares in "street name," your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder residing at such an

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address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in "street name" and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the Special Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas R. Burton
President and Chief Executive Officer

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APPENDIX A

HAMPDEN BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Hampden Bancorp, Inc. 2008 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Bank means Hampden Bank, a Massachusetts-chartered stock savings bank.

Board of Directors means the Board of Directors of the Company.

Change in Control means a change in control of the Bank or the Holding Company of a nature that; (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA") and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the Effective Date (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank or Holding Company; or (B) individuals who constitute the Board of Directors of the Holding Company on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) after a solicitation of shareholders of the Holding Company, by someone other than current management of the Holding Company, stockholders approve a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

Code means the United States Internal Revenue Code of 1986, as amended.

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Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company's common stock, $.01 par value per share.

Company means Hampden Bancorp, Inc., a Delaware corporation.

Disability or Disabled means the same as the definition of such term in the Bank's Long-Term Disability plan as in effect from time to time, or, if no such plan is then in effect, permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)      If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)      If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

Holding Company means Hampden Bancorp, Inc.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

Plan means this Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

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Stock Grant means a grant by the Company of Shares under the Plan.

Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Stock Right means a right to Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option or a Stock Grant.

Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

           The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3.	SHARES SUBJECT TO THE PLAN

           a.      The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,112,983 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any future stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

           b.      If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if an Option is exercised, in whole or in part, by tender of Shares or if the Company's tax withholding obligation is satisfied by withholding Shares from a Stock Right, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

           The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.

Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 280,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which

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sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable upon exercise of Options.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

           If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

           The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options and Stock Grants may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

           Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.

Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.

Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.

Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

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iv.

Option Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

a.	The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

b.	The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

v.	Option Term: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

B.

ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (i) thereunder.

ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

a.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

b.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

iii.	Term of Option: For Participants who own:

a.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

b.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

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7.	TERMS AND CONDITIONS OF STOCK GRANTS.

           Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

i.

Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

ii.	Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

iii.

Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such reacquisition rights shall accrue and the purchase price therefor, if any.

8.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

           An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

           The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

           The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(B)(iv).

           The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the

25

Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

9.	ACCEPTANCE OF STOCK GRANTS AND ISSUE OF SHARES.

           A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above, or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

           The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

           The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10.	RIGHTS AS A SHAREHOLDER.

           No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

11.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

           By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Option Agreement or Stock Grant Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

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12.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

           Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

b.

Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

d.

Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

e.

A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided however that for ISOs any leave of absence granted by the Administrator of greater than ninety days unless pursuant to a contract or statute that guarantees the right to reemployment shall cause such ISO to become a Non-Qualified Option.

f.

Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE "FOR CAUSE".

           Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

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b.

For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

c.

"Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

d.

Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant's Option Agreement:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

i.      To the extent that the Option has become exercisable but has not been exercised on the date of Disability, provided that all unvested Options held by such Participant shall become immediately vested and exercisable on the date of Disability.

           b.      A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

           c.      The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant's Option Agreement:

           a.      In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

i.      To the extent that the Option has become exercisable but has not been exercised on the date of death, provided that all unvested Options held by such Participant shall become immediately vested and exercisable on the date of death.

           b.      If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died

28

and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

           In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

           For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

           In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

           Except as otherwise provided in a Participant's Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination "for cause," Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company's forfeiture or repurchase rights have not lapsed.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE "FOR CAUSE".

           Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause":

a.

All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b.

For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

c.

"Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the Company's right to repurchase all of such Participant's Shares shall apply.

29

d.

Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

           Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules shall apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: the forfeiture provisions and the Company's rights of repurchase shall immediately lapse on the date of Disability, and they shall not be exercisable.

           The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

           Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules shall apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: the forfeiture provisions and the Company's rights of repurchase shall immediately lapse on the date of death, and they shall not be exercisable.

21.	PURCHASE FOR INVESTMENT.

           Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.

The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

"The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

b.

At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

           Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise

30

terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23.	ADJUSTMENTS.

           Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Option Agreement or Stock Grant Agreement:

           A.      Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of such Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraphs 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events

           B.      Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation or sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or (iii) terminate such Options in exchange for a cash payment equal to the excess of the then Fair Market Value of the Shares subject to such Options over the exercise price thereof.

                    With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the then Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any.

           C.      Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

           D.      Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of any ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO

31

that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

           E.      Change of Control. Notwithstanding the foregoing, in the event of a Change of Control whether in connection with a Corporate Transaction or otherwise, then all Options outstanding on the date of the Corporate Transaction shall become immediately vested as of the date of the Corporate Transaction and the Administrator shall waive all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

24.	ISSUANCES OF SECURITIES.

           Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25.	FRACTIONAL SHARES.

           No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

           The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27.	WITHHOLDING.

           In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

28.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

           Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A

32

Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.	TERMINATION OF THE PLAN.

           The Plan will terminate on December 19, 2017. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30.	AMENDMENT OF THE PLAN AND AGREEMENTS.

           The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Notwithstanding the foregoing, the Administrator shall not allow either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (b) the amendment of outstanding Options to reduce the exercise price thereof without shareholder approval.

31.	EMPLOYMENT OR OTHER RELATIONSHIP.

           Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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REVOCABLE PROXY HAMPDEN BANCORP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 29, 2008

      The undersigned hereby appoints Thomas R. Burton and Donald R. Dupre, and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the Special Meeting of Shareholders of Hampden Bancorp, Inc. (the "Company"), to be held at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, MA 01144 on January 29, 2008 at 2:00 p.m. and at any adjournment(s) thereof, all shares of common stock of the Company which undersigned would be entitled to vote if personally present for the following matters:

The Board of Directors recommends a vote "FOR" the proposal listed to the right.

1.	The approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [ ]

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. If no direction is made, this proxy will be voted FOR Proposal 1. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the related Proxy Statement.

December 27, 2007

Dear ESOP Participant:

On behalf of the Board of Directors of Hampden Bancorp, Inc. (the "Company"), I am forwarding to you the attached vote authorization form for you to convey your voting instructions to First Bankers Trust Services, Inc. (the "Trustee") on the proposal to be presented at the Special Meeting of Shareholders of the Company to be held on January 29, 2008. Also enclosed is a Notice and Proxy Statement for the Special Meeting of Shareholders.

As a participant in the Hampden Bank Employee Stock Ownership Plan and Trust (the "ESOP"), you are entitled to vote all shares of Company common stock allocated to your account as of December 12, 2007. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by January 18, 2008. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your account, the Trustee will vote your shares in a manner calculated most accurately to reflect the instructions it receives from other participants, subject to its fiduciary duties.

To direct the voting of the shares of Company common stock allocated to your account under the ESOP, please complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope no later than January 18, 2008. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Hampden Bank.

Sincerely,

/s/ Thomas R. Burton

Thomas R. Burton President and Chief Executive Officer

EMPLOYEE STOCK OWNERSHIP PLAN VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Hampden Bancorp, Inc. (the "Company") common stock allocated to me under the Hampden Bank Employee Stock Ownership Plan and Trust. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Shareholders to be held on January 29, 2008.

Accordingly, please vote my shares as follows:

1.	The approval of the Hampden Bancorp, Inc. 2008 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here [X].

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature of Participant
Please date, sign and return this form in the enclosed envelope no later than January 18, 2008.